UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Effective August 1, 2007, the Company hired Joseph Ferrara, 41, as Senior Vice President of Marketing and Sales. Since January 2006, Mr. Ferrara served as General Manager of the Data Networks Division of Ericsson, Inc., where he managed the integration of Marconi North America into Ericsson following Ericsson’s acquisition of Marconi. From June 2005 through January 2006, Mr. Ferrara served as Chief Executive Officer of Marconi Corporation plc’s North American operations where he managed the global business of its wireless and data network divisions in addition to all Marconi activities in North America. Mr. Ferrara also held various other positions with Marconi’s Data Networks Division, including Vice President of Business Operations from February to June of 2005 and July 2000 to April 2004 and Vice President of Marketing from April 2004 through February 2005.
Pursuant to the terms of Mr. Ferrara’s offer letter, effective August 1, 2007, Mr. Ferrara will receive a base salary of $275,000, plus he is also eligible to receive bonus payments pursuant to the Company’s Management’s Incentive Compensation Plan at 35% of his base level salary. The Company entered into severance and change of control of agreements with Mr. Ferrara, each of which is effective as of August 1, 2007. Pursuant to the terms of the severance agreement, if Mr. Ferrara is terminated without cause and executes a release of claims to Tollgrade, Mr. Ferrara is entitled to receive his base salary (excluding bonuses, commissions or other similar amounts) for a period of twelve months. The terms of the change in control agreement with Mr. Ferrara are the same as those generally available to members of the Company’s senior leadership team; however, in the event that Mr. Ferrara is entitled to payment pursuant to the severance agreement and the change in control agreement, he will only be entitled to receive the higher of the amount payable under the severance agreement and the change in control. The Company also entered into a non-competition and non-disclosure agreement with Mr. Ferrara. Mr. Ferrara will also be eligible to participate in the benefit plans generally available to employees of the Company.
Subject to Compensation Committee approval at its next regularly scheduled Compensation Committee meeting, Mr. Ferrara is also entitled to receive a grant of 10,000 shares of restricted stock of the Company pursuant to the terms of the Company’s 2006 Amended and Restated Long-Term Incentive Plan. The restricted shares will be subject to certain performance- and time-based vesting requirements over a three year period.
The severance agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the severance agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the severance agreement.
Item 7.01 Regulation FD Disclosure
A copy of the Company’s press release announcing the hiring of Mr. Ferrara is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered or incorporated by reference therein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description
10.1	Severance agreement dated July 5, 2007 between Tollgrade Communications, Inc. and Joseph A. Ferrara, filed herewith.

99.1	Press Release dated August 1, 2007 announcing hiring of Mr. Ferrara as Senior Vice President of Marketing and Sales, filed herewith*

*	Exhibit 99.1 furnished with this Current Report on Form 8-K shall not be deemed “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

Dated: August 1, 2007	By:	/s/ Sara M. Antol Sara M. Antol
General Counsel and Secretary